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                                                                    Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUTANTS

We hereby consent to the use in the Prospectus constituting part of this Pre-Effective Amendment No. 2 to the Registration Statement on Form SB-2 of our report dated February 27, 1996, except as to Note 19, which is as of March 22, 1996, relating to the financial statements of NAL Financial Group Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP
Fort Lauderdale, Florida
December 20, 1996